UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2026

Hilton Grand Vacations Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida 32835
(Address of principal executive offices, including zip code)

 (407) 722-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 2, 2026, Mr. David Sambur resigned from the board of directors (the “Board”) of Hilton Grand Vacations Inc. (the “Company”) in accordance with the terms of the stockholders agreement, dated as of August 2, 2021, by and among the Company, certain investment funds and vehicles managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries, the “Apollo Investors”), and Hilton Worldwide Holdings Inc. (the “Stockholders Agreement”)

As a result of the June 4, 2026 underwritten public offering and sale by the Apollo Investors of a portion of the shares of common stock of the Company that they owned, the Apollo Investors’ right to designate directors to the Board pursuant to the Stockholders Agreement decreased from two (2) to one (1). Ms. Chrstine Cahill, the other director designee of the Apollo Investors, will continue to serve on the Board.

Mr. Sambur’s resignation is not due to any disagreement with the Company’s operations, policies or practices.

Effective immediately upon Mr. Sambur’s resignation, the Board appointed Ms. Christine Duffy to fill the vacancy created by Mr. Sambur’s resignation. Ms. Duffy will serve until the 2027 annual meeting of the Company’s stockholders or until her successor is duly elected and qualified. Ms. Duffy has not yet been appointed to any committees of the Board. The Board expects to consider committee assignments for Ms. Duffy at a later date.

In connection with her service as a director, Ms. Duffy will receive non-employee director compensation commensurate with the Company’s other non-employee directors, which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2026.

The Company has entered into an indemnification agreement with Ms. Duffy substantially similar to the Company’s standard form of indemnification agreement applicable for its directors. The indemnification agreements require the Company to indemnify the covered persons to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as  Exhibit 10.5 to the Company’s Registration Statement on Form 10 filed on November 14, 2016.

Ms. Duffy is not related to any officer or director of the Company and is not a party to any transactions or relationships with the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release regarding Ms. Duffy’s appointment is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release of Hilton Grand Vacations Inc.

104	Cover page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Senior Executive Vice President, General Counsel & Corporate Operations

Date: July 2, 2026